RESOLUTIONS
AND
ARTICLES OF AMENDMENT
TO
CERTIFICATE OF INCORPORATION
OF
ODYSSEY OIL & ENERGY, INC.

Odyssey Oil & Energy, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the Business Corporation Act of the State of Florida, DOES HEREBY CERTIFY:

FIRST: That the Sole Director of the Corporation duly adopted resolutions on September 2, 2010 proposing and declaring advisable that the Certificate of Incorporation be amended as follows:

RESOLVED: The Article 1of the Certificate of Incorporation be amended by deleting such Article 1 in its entirety and substituting therefore the following new Article 1:

ARTICLE 1. Name

The name of the Corporation is: C2E Energy, Inc.

RESOLVED: That the aforesaid proposed amendments shall be submitted to the shareholders of the Corporation for approval; and

RESOLVED: That following the approval by the stockholders of the aforesaid proposed amendments as required by law, the officers of this Corporation be, and they hereby are, and each of them acting singly hereby is, authorized and directed, (i) to prepare, execute and file with the Secretary of State of Florida a Certificate of Amendment setting forth the aforesaid amendments in the form approved by the stockholders and (ii) to take any and all other actions necessary desirable or convenient to give effect to the aforesaid amendment or otherwise to carry out the purposes of the foregoing Resolutions.

RESOLVED: Further resolved that the effective date of the name change will be September 20, 2010 and that there will not be a mandatory exchange of certificates.

SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given written consent to said amendments in accordance with the provisions of Section 607.0704 of the Business Corporation Act of the State of Florida.

IN WITNESS WHEREOF, Odyssey Oil & Energy, Inc. has caused this certificate to be signed by Arthur Johnson, its President this 2nd day of September 2010.

ODYSSEY OIL & ENERGY, INC.

By: ____________________
ARTHUR JOHNSON
President

Bio Oils Trust	97,150,000	Date 9/2/10
Imafco Holdings Ltd	65,000,000	Date 9/2/10
Luan Theunissen	3,010,000	Date 9/2/10
Arthur Johnson	5,000,000	Date 9/2/10